EXHIBIT 4.1d

FOURTH SUPPLEMENTAL INDENTURE

THIS FOURTH SUPPLEMENTAL INDENTURE dated as of November 17, 2006 among CRC Health Corporation, a Delaware corporation (the “Company”), the Guarantors, the New Guarantors listed on Schedule A hereto (the “New Guarantors”) and U.S. Bank National Association, as trustee (the “Trustee”).

WHEREAS, the Company and the Guarantors have heretofore executed and delivered to the Trustee an indenture dated as of February 6, 2006 (the “Indenture”), providing for the issuance of $200 million aggregate principal amount of the Company’s 10.75% Senior Subordinated Notes due 2016 (the “Notes”), as supplemented by the First Supplemental Indenture, dated as of July 7, 2006 (the “First Supplemental Indenture”), the Second Supplemental Indenture, dated as of September 28, 2006 (the “Second Supplemental Indenture”) and the Third Supplemental Indenture, dated as of October 24, 2006 (the “Third Supplemental Indenture”);

WHEREAS, the Company and the Guarantors propose to further amend and supplement the Indenture to join the New Guarantors, each a direct or indirect subsidiary of the Company, as a party to the Indenture, each as a Guarantor thereunder;

WHEREAS, pursuant to Section 8.01 of the Indenture, the Company and the Trustee may amend, waive or supplement the Indenture, the Notes or the Guarantees without the consent of any Holders to make any change that would provide additional rights or benefits to the holders of Notes or that does not adversely affect the legal rights under the Indenture of any such holder;

WHEREAS, the Company, each Guarantor and the New Guarantors have been authorized by their respective board of directors, managers, members, partners, or general partners, as applicable, to enter into this Fourth Supplemental Indenture;

WHEREAS, all other acts and proceedings required by law, by the Indenture and by the respective certificates of incorporation, certificates of formation, limited liability company agreements, partnership agreements, limited partnership agreements, by-laws and other organizational documents of the Company, each Guarantor and the New Guarantors to make this Fourth Supplemental Indenture a valid and binding agreement for the purposes expressed herein, in accordance with its terms, have been duly performed;

WHEREAS, pursuant to Section 8.06 of the Indenture, the Trustee is authorized to execute and deliver this Fourth Supplemental Indenture;

WHEREAS, the Company hereby requests that the Trustee execute and deliver this Fourth Supplemental Indenture;

NOW, THEREFORE, for in consideration of the premises herein contained and in order to effect the proposed amendment to join the New Guarantors to the Indenture pursuant to Section 8.01 of the Indenture, the Company, the New Guarantors and the Guarantors agree with the Trustee as follows:

ARTICLE I

Amendment of Indenture

1.1. Amendment of Indenture. As of the date hereof, this Fourth Supplemental Indenture amends the Indenture by joining the New Guarantors as parties to the Indenture, each as a Guarantor thereunder.

1.2. Execution and Delivery of Note Guarantee. Upon the effectiveness of this Fourth Supplemental Indenture, each New Guarantors agrees that a notation of their Guarantee substantially in the form attached as Exhibit G to the Indenture, will be endorsed by a duly authorized officer of each of the New Guarantors on each Note authenticated and delivered by the Trustee under the Indenture.

ARTICLE II

Miscellaneous Provisions

2.1. Instruments to be Read Together. This Fourth Supplemental Indenture is an indenture supplemental to and in implementation of the Indenture, and said Indenture, the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture and this Fourth Supplemental Indenture shall henceforth be read together.

2.2. Confirmation. The Indenture as amended and supplemented by the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture and further amended and supplemented by this Fourth Supplemental Indenture is in all respects confirmed and preserved.

2.3. Terms Defined. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.4. Counterparts. This Fourth Supplemental Indenture may be signed in any number of counterparts each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

2.5. Effect of Headings. The section headings herein are for convenience only and shall not affect the construction hereof.

2.6. Effectiveness. The provisions of this Fourth Supplemental Indenture will take effect immediately upon execution thereof by the parties hereto.

2.7. Trust Indenture Act Controls. If any provision of this Fourth Supplemental Indenture limits, qualifies or conflicts with another provision that is required by or deemed to be included in this Fourth Supplemental Indenture by the Trust Indenture Act, the required or incorporated provision shall control.

2.8. Governing Law. THIS FOURTH SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK.

2.9. Trustee. The Trustee makes no representations as to the validity or sufficiency of this Fourth Supplemental Indenture. The recitals and statements herein are deemed to be those of the Company, the Guarantors and the New Guarantors and not of the Trustee.

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2

IN WITNESS WHEREOF, the undersigned have executed this Fourth Supplemental Indenture this 17th day of November, 2006.

CRC HEALTH CORPORATION

By:	/s/ KEVIN HOGGE
Name:	Kevin Hogge
Title:	Chief Financial Officer

[Signature Page to Fourth Supplemental Indenture]

CORPORATE SUBSIDIARIES:

4therapy.com NETWORK
ADVANCED TREATMENT SYSTEMS, INC.
ATS OF CECIL COUNTY, INC. ATS OF DELAWARE, INC. ATS OF NORTH CAROLINA, INC.
BATON ROUGE TREATMENT CENTER, INC.
BECKLEY TREATMENT CENTER, INC.
BGI OF BRANDYWINE, INC. BOWLING GREEN INN OF PENSACOLA, INC. BOWLING GREEN INN OF SOUTH DAKOTA, INC.
CAPS OF VIRGINIA, INC.
CARTERSVILLE CENTER, INC.
CHARLESTON TREATMENT CENTER INC. CLARKSBURG TREATMENT CENTER, INC.
COMPREHENSIVE ADDICTION PROGRAMS, INC.
CORAL HEALTH SERVICES, INC.
CRC ED TREATMENT, INC.
CRC HEALTH OREGON, INC.
CRC HEALTH TENNESSEE, INC.
CRC RECOVERY, INC.
EAST INDIANA TREATMENT CENTER, INC.
EVANSVILLE TREATMENT CENTER INC.
GALAX TREATMENT CENTER, INC.
GREENBRIER TREATMENT CENTER, INC. HUNTINGTON TREATMENT CENTER, INC. INDIANAPOLIS TREATMENT CENTER, INC.
JAYCO ADMINISTRATION, INC. JEFF-GRAND MANAGEMENT CO., INC. KANSAS CITY TREATMENT CENTER, INC.

By:	/s/ KEVIN HOGGE
Name:	Kevin Hogge
Title:	Chief Financial Officer

[Signature Page to Fourth Supplemental Indenture]

CORPORATE SUBSIDIARIES (cont.):

MINERAL COUNTY TREATMENT CENTER, INC.
MWB ASSOCIATES-MASSACHUSETTS, INC. NATIONAL SPECIALTY CLINICS, INC. NSC ACQUISITION CORP.
PARKERSBURG TREATMENT CENTER, INC.
RICHMOND TREATMENT CENTER, INC.
SAN DIEGO HEALTH ALLIANCE
SHELTERED LIVING INCORPORATED SIERRA TUCSON INC.
SOBER LIVING BY THE SEA, INC.
SOUTHERN INDIANA TREATMENT CENTER INC. SOUTHERN WEST VIRGINIA TREATMENT CENTER, INC. SOUTHWEST ILLINOIS TREATMENT CENTER, INC.
STONEHEDGE CONVALESCENT CENTER, INC.
TRANSCULTURAL HEALTH DEVELOPMENT, INC.
TREATMENT ASSOCIATES, INC.
VIRGINIA TREATMENT CENTER, INC.
VOLUNTEER TREATMENT CENTER, INC. WCHS OF COLORADO (G), INC. WCHS, INC.
WHEELING TREATMENT CENTER, INC. WHITE DEER REALTY, LTD.
WHITE DEER RUN, INC.
WICHITA TREATMENT CENTER INC.
WILLIAMSON TREATMENT CENTER, INC.
WILMINGTON TREATMENT CENTER, INC.

By:	/s/ KEVIN HOGGE
Name:	Kevin Hogge
Title:	Chief Financial Officer

[Signature Page to Fourth Supplemental Indenture]

CORPORATE SUBSIDIARIES (cont.):

ASPEN EDUCATION GROUP, INC.
ASPEN YOUTH, INC.
AYS MANAGEMENT, INC.
AHS OF IDAHO, INC.
LONE STAR EXPEDITIONS, INC.
SUWS OF THE CAROLINAS, INC.
WILDERNESS THERAPY PROGRAMS, INC.
MOUNT BACHELOR EDUCATIONAL CENTER, INC.
NEW LEAF ACADEMY, INC.
NORTHSTAR CENTER, INC.
SUNHAWK ACADEMY OF UTAH, INC.
TALISMAN SCHOOL, INC.
TEXAS EXCEL ACADEMY, INC.
TURN-ABOUT RANCH, INC.
YOUTH CARE OF UTAH, INC.

By:	/s/ KEVIN HOGGE
Name:	Kevin Hogge
Title:	Chief Financial Officer

[Signature Page to Fourth Supplemental Indenture]

LIMITED LIABILITY COMPANY SUBSIDIARIES:

ACADEMY OF THE SIERRAS, LLC
EATING DISORDER VENTURE, LLC ADIRONDACK LEADERSHIP EXPEDITIONS, LLC ASPEN ACHIEVEMENT ACADEMY, LLC
FOUR CIRCLES RECOVERY CENTER, LLC OUTBACK THERAPEUTIC EXPEDITIONS, LLC PASSAGES TO RECOVERY, LLC
TALISMAN SUMMER CAMP, LLC ASPEN RANCH, LLC BROMLEY BROOK SCHOOL, LLC
CEDARS ACADEMY, LLC COPPER CANYON ACADEMY, LLC ISLAND VIEW RESIDENTIAL TREATMENT CENTER, LLC
NEW LEAF ACADEMY OF NORTH CAROLINA, LLC ASPEN INSTITUTE FOR BEHAVIORAL ASSESSMENT, LLC OAKLEY SCHOOL, LLC
SWIFT RIVER ACADEMY, L.L.C.

By:	/s/ KEVIN HOGGE
Name:	Kevin Hogge
Title:	Chief Financial Officer

[Signature Page to Fourth Supplemental Indenture]

SAN DIEGO TREATMENT SERVICES

By:	Jayco Administration, Inc.
Its:	Partner

By:	/s/ KEVIN HOGGE
Name:	Kevin Hogge
Title:	Chief Financial Officer

By:	Treatment Associates, Inc.
Its:	Partner

By:	/s/ KEVIN HOGGE
Name:	Kevin Hogge
Title:	Chief Financial Officer

[Signature Page to Fourth Supplemental Indenture]

CALIFORNIA TREATMENT SERVICES

By:	Jayco Administration, Inc.
Its:	Partner

By:	/s/ KEVIN HOGGE
Name:	Kevin Hogge
Title:	Chief Financial Officer

By:	Treatment Associates, Inc.
Its:	Partner

By:	/s/ KEVIN HOGGE
Name:	Kevin Hogge
Title:	Chief Financial Officer

[Signature Page to Fourth Supplemental Indenture]

MILWAUKEE HEALTH SERVICES SYSTEM

By:	WCHS, Inc.
Its:	Partner

By:	/s/ KEVIN HOGGE
Name:	Kevin Hogge
Title:	Chief Financial Officer

By:	Coral Health Services, Inc.
Its:	Partner

By:	/s/ KEVIN HOGGE
Name:	Kevin Hogge
Title:	Chief Financial Officer

[Signature Page to Fourth Supplemental Indenture]

THE CAMP RECOVERY CENTERS, L.P.

By:	CRC Recovery, Inc.
Its:	General Partner

By:	/s/ KEVIN HOGGE
Name:	Kevin Hogge
Title:	Chief Financial Officer

By:	CRC Health Corporation
Its:	Limited Partner

By:	/s/ KEVIN HOGGE
Name:	Kevin Hogge
Title:	Chief Financial Officer

[Signature Page to Fourth Supplemental Indenture]

STONEHEDGE CONVALESCENT CENTER LIMITED PARTNERSHIP

By:	Stonehedge Convalescent Center, Inc.
Its:	General Partner

By:	/s/ KEVIN HOGGE
Name:	Kevin Hogge
Title:	Chief Financial Officer

By:	Comprehensive Addiction Programs, Inc.
Its:	Limited Partner

By:	/s/ KEVIN HOGGE
Name:	Kevin Hogge
Title:	Chief Financial Officer

[Signature Page to Fourth Supplemental Indenture]

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ RICHARD PROKOSCH
Name:	Richard Prokosch
Title:	Vice President

[Signature Page to Fourth Supplemental Indenture]

SCHEDULE A

Name of New Guarantor	State of Incorporation or Organization
Academy of the Sierras, LLC	Delaware
Adirondack Leadership Expeditions, LLC	Delaware
AHS of Idaho, Inc.	Idaho
Aspen Achievement Academy, LLC	Delaware
Aspen Education Group, Inc.	California
Aspen Institute for Behavioral Assessment, LLC	Delaware
Aspen Ranch, LLC	Delaware
Aspen Youth, Inc.	California
AYS Management, Inc.	California
Bromley Brook School, LLC	Delaware
Cedars Academy, LLC	Delaware
Copper Canyon Academy, LLC	Delaware
Eating Disorder Venture, LLC	Delaware
Four Circles Recovery Center, LLC	Delaware
Island View Residential Treatment Center, LLC	Delaware
Lone Star Expeditions, Inc.	Delaware
Mount Bachelor Educational Center, Inc.	Oregon
New Leaf Academy of North Carolina, LLC	Delaware
New Leaf Academy, Inc.	Oregon
NorthStar Center, Inc.	Delaware
Oakley School, LLC	Delaware
Outback Therapeutic Expeditions, LLC	Delaware
Passages to Recovery, LLC	Delaware
SunHawk Academy of Utah, Inc.	Delaware
SUWS of the Carolinas, Inc.	Delaware
Swift River Academy, L.L.C.	Delaware
Talisman School, Inc.	Delaware
Talisman Summer Camp, LLC	Delaware
Texas Excel Academy, Inc.	Delaware
Turn-About Ranch, Inc.	Delaware
Wilderness Therapy Programs, Inc.	Oregon
Youth Care of Utah, Inc.	Delaware